UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF SHAREHOLDERS

On April 29, 2020, Tejon Ranch Co. (the “Company”) issued the following press release related to a change to the format of the 2020 Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020 at 9:00 A.M. Pacific Time (the “Annual Meeting”). As described below, the Annual Meeting will now be held in a virtual-only meeting format.

These supplemental proxy materials, which are being filed with the Securities and Exchange Commission on April 29, 2020, supplement the Company’s Notice of Annual Meeting of Shareholders, dated April 6, 2020, in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

THESE MATERIALS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Tejon Ranch Co. Announces Change to a Virtual Meeting Format for 2020 Annual Meeting of Shareholders

April 29, 2020

TEJON RANCH, Calif.—(BUSINESS WIRE)—Tejon Ranch Co., or the Company (NYSE:TRC), a diversified real estate development and agribusiness company, today announced that due to the national COVID-19 health emergency, and to support the health and safety of its shareholders and employees, the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be a virtual meeting instead of an in-person meeting as previously announced. The Annual Meeting will be held Wednesday, May 20, 2020 at 9:00 A.M., Pacific Time, as previously scheduled. Shareholders will not be able to attend the meeting in person.

As described in the proxy materials for the Annual Meeting, shareholders of record at the close of business on March 25, 2020, the record date, are entitled to participate in the Annual Meeting.

Admission to the Annual Meeting Online

To participate in the Annual Meeting online, go to the meeting website at http://www.meetingcenter.io/273861214 and log in using your control number (see below) and the following password: TRC2020.

Shareholders of Record. Holders of shares of the Company’s common stock as of March 25, 2020 will find their control number on their proxy card or email, if previously received.

Beneficial Owners. If you hold your shares through an intermediary, such as a bank, broker or other agent, you must register in advance with Computershare to obtain a control number that gives you access to the Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Tejon Ranch Co. holdings, along with your name and email address, to Computershare. You will need to follow the instructions of your bank, broker or other agent to obtain a legal proxy. Once you have received a legal proxy from your broker, bank or other agent, please forward the email, or email a scan or image of it, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 15, 2020. You will receive a confirmation email from Computershare of your registration that contains your control number.

Meeting Information

During the meeting, which will be held as a live audio webcast, you may vote, ask questions, and view the shareholder list by following the instructions available on the meeting website. You are encouraged to log in to this website at least 15 minutes before the Annual Meeting begins.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in the Company’s Rules of Conduct for the Annual Meeting, which you can view during the Annual Meeting at the Annual Meeting website or prior to the Annual Meeting at https://tejonranch.gcs-web.com.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. The proxy card or voting instruction form you previously received may continue to be used to vote your shares in connection with the Annual Meeting.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield.

More information about Tejon Ranch Co. can be found online at http://www.tejonranch.com.

Contact:

Allen Lyda, Executive Vice President, Chief Operating Officer

Barry Zoeller, Senior Vice President, Corporate Communications & Investor Relations

Tejon Ranch Co.

661-248-3000